Contract for RMB Loans

Name of Borrower: Anhui Xuelingxian Pharmaceutical Co., Ltd. Name of Lender: Bozhou Branch of Bank of China Limited

No.: 2010 B.Z.X.D.Z 027

Contract for RMB Loans (Short-term)
No.: 2010 B.Z.X.D.Z 027

Borrower: Anhui Xuelingxian Pharmaceutical Co., Ltd.
No. of business license: 341600000022207
Legal representative/Principal: Wang Shunli
Domicile: East Liuge Village, Shijiuli Town, Qiaocheng District, Bozhou    Postal code: 236800
Financial institution of deposit & account No.:  Bozhou Branch of China Construction Bank
                                                                                    34001886708052500433
Tel: 0558-5185718           Fax: 0558-5185776

Lender: Bozhou Branch of Bank of China Limited
Legal representative/Principal: Sun Wei
Domicile: No.36 Qiaoling Road, Qiaocheng District           Postal code: 236800
Tel: 0558-5525269           Fax: 0558-5500066

Article 1 Amount of loan
Amount of loan: (in capital) Say RMB One Million Yuan;
                              (in words) 1,000,000.00.

Article 2 Life of loan
Life of loan: 12 months from the actual date of draft; if it is payment by installments, it shall be from the first actual date of draft.
The Borrower shall withdraw money strictly according to the agreed time. If the actual date of draft is later than the agreed time, the Borrower shall also repay on the date agreed by the Contract.

Article 3 Purpose of loan
Purpose of loan: Medicinal materials purchasing.
Without written permission of the Lender, the Borrower shall not change the purpose of loan, including but not limited to, the Borrower shall not use the loan in stock or other security investment, shall not use in the items prohibited by any law, regulation, supervision regulation and national policy or the items not legally approved, and items and purposes prohibited to be invested in bank loan.

Article 4 Interest of loan and interest calculation & settlement
1.	Interest rate of loan
The interest rate of loan shall adopt the following method:
Fixed interest rate, the annual interest rate is 5.5755% and the interest rate of the contract shall be same within the life of loan.
2.	Interest calculation
The interest shall be calculated since the actual date of draft of the Borrower according to the actual drawings and days of spending.

Calculation formula of interest: Interest=Principal×Actual Days×Daily Rate.

The base of daily rate calculation is 360 days and the reduction formula: Daily Rate=Annual Interest Rate/360.
3.	Interest settlement method
The Borrower shall adopt the following first interest settlement method:
(1)	Settle interest quarterly, the 20th day of the last month of each quarter is the interest settlement date and the 21st day is the interest payment date.
(2)	Settle interest monthly, the 20th day of each month is the interest settlement date and the 21st day is the interest payment date.
If the last repayment date of the principal of loan is not on the interest payment date, the last repayment date of the principal of loan is the interest payment date and the Borrower shall pay off all interests.
4.	Interest penalty
(1)
If the Borrower fails to repay according to the time agreed, the interest shall be charged for the overdue portion since the overdue date according to the rate of interest penalty of the overdue loan till the Borrower paring off the principal and interest;

(2)
If the Borrower fails to use the loan according to the purpose agreed, the interest shall be charged for the embezzlement portion since the embezzlement date according to the rate of interest penalty of the embezzlement loan till the Borrower paring off the principal and interest.

(3)	For the overdue loan embezzled, the interest shall be charged according to the rate of interest penalty of the embezzlement loan;
(4)
For the interest and interest penalty cannot be paid by the Borrower on time, the compound interest shall be charged according to the rate of interest penalty agreed in this article through the interest settlement method agreed in item 3 of this article;

(5)
If the adjustment of interest rate of loan agreed by the contract occurs during calculating interest penalty and compound interest, the interest penalty and compound interest shall be calculated in sections since the date of adjustment;

(6)	Rate of interest penalty
A.
Within the life of loan, the rate of interest penalty of the overdue loan shall charge 30% additionally based on the level of loan interest rate agreed in item 1 of this article, and the rate of interest penalty of the embezzlement loan shall charge 50% additionally based on the level of loan interest rate agreed in item 1 of this article.

B.
Since the expiration date of loan, the rate of interest penalty of fixed interest rate loan shall be changed as the floating interest rate and the floating period is 12 months. The re-pricing day is the corresponding day of the expiration date of loan in the re-pricing month. If there is no corresponding day in the current month, then the last day of the current month is the re-pricing day.

Within the first floating period, the rate of interest penalty of the overdue loan shall charge 30% additionally based on the level of loan interest rate agreed in item 1 of this article, and the rate of interest penalty of the embezzlement loan shall charge 50% additionally based on the level of loan interest rate agreed in item 1 of this article.

After expiration of each floating period, the benchmark interest rate for loans of the same grade announced by the People's Bank of China on the re-pricing day shall be the base rate of the next floating period, and the rate of interest penalty of the overdue loan shall charge 30% additionally based on the base rate level and the rate of interest penalty of the embezzlement loan shall charge 50% additionally based on the base rate level.
C.
After the expiration of the life of loan, the interest rate of floating interest rate loan shall be floated according to the floating period and method agreed in item 1 of this article. The rate of interest penalty of the overdue loan shall charge      % additionally based on the floating interest rate level and the rate of interest penalty of the embezzlement loan shall charge    % additionally based on the floating interest rate level.

Article 5 Condition for withdrawal
The Borrower shall meet the following conditions to withdraw:
1.	The Contract and its attachment have taken effect;
2.	The Borrower has offered guaranty according to the requirements of the Lender; the security agreement has taken effect and completed the legal approval, registration or filing procedures;
3.	The Borrower has reserved the Borrower’s document, receipt, seal, name list and specimen signature related to the contract entering and performing to the Lender, and has filled the relevant documents;
4.	The Borrower has opened the account necessary for performing the Contract according to the requirements of the Lender;
5.
The Borrower shall submit the withdrawal application in written and the supporting document related to purpose of loan, and handle the relevant withdrawal procedures 10 banking days before withdrawing;

6.	The Borrower has submitted the resolution paper and letter of authorization that the Board of Directors or other authority department agrees to enter and perform the Contract to the Lender;
7.	Other condition for withdrawal regulated by law or agreed by both parties.
If the Borrower fails to meet the above conditions for withdrawal, the Lender has the right to refuse the withdrawal application of the Borrower, except that it is agreed by the Lender.

Article 6 Withdrawal time and method
1.	The Borrower shall withdraw according to the following second time and method:
(1)	Withdraw at one time on .
(2)	Withdraw all loans within 90 days since May 20, 2010.
(3)	Withdraw in installments according to the following time:
Withdrawal time	Withdrawal amount

2.	If there is portion not withdrew within the above time, the Lender has the right to refuse the withdrawal application of the Borrower.
If the Lender agrees to extend loan, the Lender has the right to charge the commitment fee for the overdue withdrawal portion according to the standard of                                         ; if the Lender refuses to extend loan, the Lender has the right to charge the commitment fee according to the standard of                        .

Article 7 Repayment of loan
1.	Otherwise agreed by both parties, the Borrower shall repay the loan of the Contract according to the following first item:
(1)	Repaying all loans of the Contract at the expiration date of the life of loan.
(2)	Repaying loans of the Contract according to the following repayment plan:
Repayment time	Repayment amount

If the Borrower needs to change the above repayment plan, it shall submit the written application to the Lender 10 banking days before the expiration of the corresponding loan and the change of the repayment plan shall be confirmed by both parties in written.
2.
Otherwise agreed by both parties, if the Borrower default the principal and interest, the Lender has the right to determine the order to repay principal or interest; If it is the repayment in installments and there are many mature loans and past-due loans under the Contract, the Lender has the right to determine the repaying order of a certain repayment; if there are many due contracts for loan between the Borrower and the Lender, the Lender has the right to determine the contract performance order of each repayment.

3.
Otherwise agreed by both parties, the Borrower can repay in advance, but it shall notify the Lender in written 10 banking days in advance. The amount repaid in advance shall be used to pay the loan expired at last and it shall repay according to inverted order.

For the portion repaid in advance, the Lender has the right to charge the compensation according to 20% of the interest receivable of the portion repaid in advance.
4.	The Borrower shall repay according to the following method:
The Borrower shall deposit full money to the following account to repay loan not later than 5 banking days before the expiration of each principal and interest and the Lender has the right to actively deduct money from the account at the expiration date of each principal and interest.
Repayment account name: Anhui Xuelingxian Pharmaceutical Co., Ltd.
Account No.: 499282991938093001.

Article 8 Guaranty
1.	The guaranty method of the loans under the Contract is:
The Contract is the main contract of Contract of Maximum Mortgage (No.: 2010 B.Z.X.D.Z 020) entered by the guarantor (Bozhou Fengyi TCM Development and Research Institute) and the Lender, which shall be provided the guaranty of maximum amount.
The Contract is the main contract of the Maximum Guarantee Contract (No.: 2010 B.Z.X.B.Z 028) entered by the guarantor (Wang Shunli and Wang Jingsheng) and the Lender.
2.
If the Borrower or the guarantor has the event may affect the contractual capacity; or the guarantee contract is invalid, revoked or terminated; or the Borrower or the guarantor has bad financial condition or involves in important contentious or arbitration cases; or its contractual capacity may be affected for other reasons; or the guarantor breaks the guarantee contract or other contract with the Lender; or the collateral is devalued, damaged, lost and sealed up to decrease or lose the guarantee value, the Lender has the right to require, and the Borrower shall be obligated to provide new guaranty or change the guarantor to guarantee the loan of the Contract.

Article 9 Statement and commitment
1.	The Borrower declares as follows:
(1)	The Borrower registers legally and validly exists in good standing, and it has the full capacity for civil conduct and act necessary for entering and performing the Contract;
(2)
The Contract entering and performance is based on the real intention of the Borrower. The Borrower has attained the legal and effective authorization according to the requirements of its articles of association or other internal management documents, and it does not violate any agreement, contract and other legal documents with binding effect to the Borrower; The Borrower has obtained or will obtain all relevant approval, permission, recording or registration necessary for entering and performing the Contract;

(3)	All documents, financial statements, certificates and other materials provided by the Borrower to the Lender under the Contract are authentic, complete, accurate and valid;
(4)	The trading background of the Borrower used to conduct banking business with the Lender is authentic and legitimate, but not used in the illegal objective like money laundering;
(5)	The Borrower does not conceal event that may affect the financial condition and contractual capacity of the Borrower and the guarantor to the Lender;
(6)	Other items declared by the Borrower: .
2.	The Borrower promises as follows:
(1)
Periodically or timely submit its financial statements (including but not limited to annual report, quarterly report and monthly report) and other relevant materials to the Lender according to the requirements of the Lender; the Borrower ensure to continuously meet the following requirements of financial indexes:                                       ;

(2)
If the Borrower has entered or will enter the counter guarantee contract or the similar agreement on warranty obligations with the guarantor of the Contract, the agreement will not damage any right of the Lender under the Contract;

(3)	Accept the credit checking and supervision of the Lender and support sufficient assistance and coordination;
(4)
If there are the conditions may affect the financial condition and contractual capacity of the Borrower or the guarantor, including but not limited to change the operation method in any manner like separation, combination, joint operation, joint venture with foreign capital, cooperation, contractual operation, recombination, restructuring and listing plan; decrease registered capital, implement material asset or stock transfer, assume material liability; or set new material liability to the mortgage, the mortgage is sealed, dissolved, cancelled or applied for bankruptcy; or involve to important contentious or arbitration cases; or the operation and financial condition is bad; or the Borrower has the event of default under other contract, the Borrower shall notify the Lender timely. If the Borrower adopts any one of the above acts and will adversely affect the repayment capacity of the Borrower, it shall be agreed by the Lender in advance;

(5)	The repayment order of the Borrower to the Lender is prior to loans of the shareholders of the Borrower, and is not second to the similar loans of other creditors;

(6)
If the net profit after tax in the relevant accounting year is zero or negative, or the net profit after tax is not sufficient to cover the accumulated deficit of the former accounting years, or the pretax profit is not used to repay the Borrower’s principal, interest and fee shall be repaid in the current accounting year, or the pretax profit is not sufficient to repay the principal, interest and fee of the next period, the Borrower shall not distribute the stock dividend and bonus to the shareholders in any manner;

(7)
The Borrower does not dispose its self-owned assets by means of decreasing its repayment capacity. The Borrower promises that the amount of external guarantee shall be less than one time of its self net assets, and the amount of external guarantee and the amount of single guarantee shall be less than the limited number regulated by its articles of association.

(8)	Other items promised by the Borrower: .

Article 10 Event of default and handling
If one of the following events occurs, the Borrower constitutes a breach of contract:
1.	The Borrower fails to perform the repayment obligations to the Lender according to the Contract;
2.	The Borrower fails to use the capital to the purpose agreed according to the Contract;
3.	The statement of the Borrower in the Contract is not authentic or the Borrower violates its commitments in the Contract;
4. If the situation in the item 4 of article 2 of Article 9 occurs, the lender thinks that it may affect the financial situation and contract performance of the borrower, while the borrower doesn’t comply with the regulations of the Contract to provide new guarantee and change the guarantor.
5. The credit reputation of the borrower is not good as before, or the profitability, solvency, operation and cash flow are deteriorated, which breaks through the agreed index restriction or other financial agreements.
6. The borrower breaches the other contracts with the lender or Bank of China Limited or other institutes;
7. The guarantor violates the contract provisions, or it breaches other contracts with the lender or Bank of China Limited or other institutes;
8. The lender terminates the operation or dissolves, cancels or goes bankrupt.
9. When the lender check the financial situation and contract performance of the borrower (each one year after the effective date of the contract), it find that there are situation that can affect the financial situation and performance of the borrower.
10. The borrower violates other provisions of the rights and obligations of the relevant parties.

If the previous violation behaviors occur, the lender has right to adopt the following measures respectively or meantime according to the actual situation:
1.	It requires the lender and borrower to correct the violation behaviors;
2.	Fully or partly reduce, suspend or cancel and terminate the granted amount of the borrower.
3.
Fully or partly suspend or terminate handling the business application for drawing money under other items if the lender and the borrower; Fully or partly suspend or cancel, terminate the release and handling for the unissued loans and unhandled financing;

4.	Announce that the unpaid loans/financing principal and interest and other payable items fully or partly overdue.

5.	Terminate or dissolve the Contract, fully or partly terminate other contracts of the borrower and lender;
6.	Request the borrower to compensate for the losses of the lender owing to the violation.
7.
This needs to be notified in advanced or afterwards to deduct the account items opened in the unit of the lender or Bank of China Limited or other institutes, so as to pay off all or part of the debts of the borrower under this Contract. The undue payment in the accounts shall be deemed as being due. If the currency type is different from the price currency of the lender, it shall be converted in accordance with the applicable transaction quotation exchange rate;

8.	Execute the right of guaranty;
9.	Request the guarantor assume the guarantee obligation;
10.	Other measures necessary to the lender.

Article 11 Rights retaining
If one party doesn’t perform part of entire rights under this contract, or doesn’t ask the other party to assume part or entire obligations and responsibility, which shall not constitute the waiver of the rights or exemption of the obligations and rights.
The tolerance, deferring or expansion of one party to the other party for the performance of the obligations under this contract will not affect its rights under the laws, regulations and this contract, and it cannot be deemed as the waiver of the rights.

Article 12 Change, revision and termination
This contract can be changed or revised in written form through the negotiation of the two parties, any change or revisions compromise the part of the Contract.
Unless specified by laws and regulations or agreed by the parties, the Contract cannot be terminated before the obligation is completed.
Unless otherwise specified by laws and regulations or agreed by the parties, any invalid articles of the Contract will not affect the legal effect of other items.

Article 13 Applicable laws & disputes solution
This contract is applicable to the laws of the People’s Republic of China.
After the effective date of the Contract, any disputes resulted from this Contract can be solved through negotiation, if it fails to be solved in this way, any party shall choose the following method to solve the problem:
Make the lawsuit to the local People’s Court of the lender or Bank of China Limited of this agreement and single item agreement or other institutes.

Article 14 Fees
Unless otherwise specified by the laws or the relevant parties, all the fees related to the Contract shall be assumed by the borrower (including but not limited in the agent fees of lawyers).

Article 15 Attachments
The following attachments compromise the part of the Contract, covering the same legal effect of this Contract.
1.	Withdrawal Application (form);

Article 16 Other agreements:
1.	Without the agreement of the lender, the borrower cannot transfer any rights and obligations to the third party.
2.
If the lender needs to entrust Bank of China Limited or other institutes to perform the rights and obligations of the Contract, or arranges the loan business to be managed by Bank of China Limited or other institutes, the borrower shall admit this behaviors. Bank of China Limited or other institutes authorized by the lender has all the rights of this contract, so it can make the lawsuit to the People’s Court or submit to the arbitration organ or apply for compulsory execution, to solve the relevant disputes.

3.	If not affected other items under this Contract, this Contract has the legal restriction to the two parties and respective successor and assignee.
4.
Unless otherwise specified, the two parties stated that the domicile of this contract is the communication address, and id there is the change, the party promises to notify the other party in written form.

5.
The transaction under this contract shall be carried out under the dependent benefits of the two parties. In accordance with the laws and regulations as well as the supervision requirements, the associated parties or persons shall not take use of this association to affect the fairness of the transaction.

6.	The tiles and business names are only used for the convenience of anaphora, and not used for the explanation of item contents and rights & obligations of the relevant parties.

Article 17 Take effect
This contract will take effect after signing and sealing of the legal representative of the two parties.
This contract is in duplicate, with the two parties holding one respectively, covering the same legal effect.

Borrower: Anhui Xuelingxian Pharmaceutical Co., Ltd. (Seal)
Wang Shunli
May 7, 2010

Lender: Bozhou Branch of Bank of China Limited (Seal0
Sun Wei
May 7, 2010